EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in MediWound Ltd.’s Registration Statements on Form S-8 (No. 333-223767, 333-195517, 333-210375 and 333-230487) and Form F-3 (No. 333-230490) of our report dated February 25, 2020, with respect to the consolidated financial statements of MediWound Ltd. included in the Annual Report on Form 20-F of MediWound Ltd. for the year ended December 31, 2019.

Tel Aviv, Israel February 25, 2020	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global